UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 8, 2011
Ingram Micro Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)
1600 E. St. Andrew Place, Santa Ana, CA 92705
(Address of Principal Executive Offices and Zip Code)
(714) 566-1000
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2011 Incentive Plan
The Board of Directors of Ingram Micro Inc. (the “Company”) previously approved, subject to shareholder approval, the adoption of the Ingram Micro Inc. 2011 Incentive Plan (the “2011 Incentive Plan”), under which equity awards may be issued to employees and directors. The 2011 Incentive Plan constitutes an amendment and restatement of the Ingram Micro Inc. Amended and Restated 2003 Equity Incentive Plan and a consolidation with the Ingram Micro Inc. 2008 Executive Incentive Plan. At the Annual Meeting of Shareholders on June 8, 2011 (the “2011 Annual Meeting”), the Company’s shareholders approved the adoption of the 2011 Incentive Plan, including an increase in the number of shares that may be issued by the Company by 13,500,000 shares.
Amendment to Equity Awards Previously Granted to Alain Maquet
On June 7, 2011, the Human Resources Committee of the Board approved the amendment of equity awards previously granted to Alain Maquet, senior executive vice president and president of Ingram Micro EMEA, to allow his performance vesting restricted stock units to continue to vest, subject to the achievement of predetermined performance objectives, if his employment terminates (other than as a result of termination for cause, death or disability). The amendment eliminated the disparity between the terms of his awards and those of other retirement-eligible executive officers.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2011 Annual Meeting, the shareholders of the Company approved the following proposals, in each case consistent with the recommendation of the Board of Directors of the Company. For more information on the following proposals considered at the 2011 Annual Meeting, see the Company’s proxy statement filed with the Securities and Exchange Commission on April 19, 2011, the relevant portions of which are incorporated herein by this reference.
1.	The Company’s shareholders elected each of the ten nominees to the Board of Directors for a one-year term by a majority of the votes cast:

				Broker
Director Nominee	For	Against	Abstain	Non-Votes
Howard I. Atkins	137,445,885	7,359,451	60,168	6,164,624
Leslie Stone Heisz	141,882,784	2,922,700	60,020	6,164,624
John R. Ingram	139,953,755	4,867,875	43,874	6,164,624
Orrin H. Ingram II	140,639,199	4,183,343	42,962	6,164,624
Dale R. Laurance	141,888,874	2,916,462	60,168	6,164,624
Linda Fayne Levinson	119,184,509	25,636,407	44,588	6,164,624
Scott A. McGregor	141,459,295	3,345,515	60,694	6,164,624
Michael T. Smith	141,619,153	3,185,946	60,405	6,164,624
Gregory M.E. Spierkel	141,690,503	3,130,933	44,068	6,164,624
Joe B. Wyatt	141,558,768	3,255,616	51,120	6,164,624
2.	The Company’s shareholders voted for advisory approval of the compensation of the Company’s named executive officers.

For	125,181,529
Against	18,573,807
Abstain	1,110,168
Broker Non-Votes	6,164,624

3.	The Company’s shareholders voted to hold advisory votes on the Company’s executive compensation program once every year.

1 Year	132,085,053
2 Years	422,344
3 Years	11,423,086
Abstain	935,021
Broker Non-Votes	6,164,624
The Company will hold an advisory vote on its executive compensation program once every year until the next required vote on the frequency of such advisory votes.

4.	The Company’s shareholders approved the Ingram Micro Inc. 2011 Incentive Plan, including the authorization of an additional 13,500,000 shares of common stock under the plan.

For	114,403,630
Against	29,174,801
Abstain	1,287,073
Broker Non-Votes	6,164,624
5.	The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year:

For	149,346,350
Against	1,603,930
Abstain	79,848
Broker Non-Votes	N/A
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith.

Exhibit No.	Description
10.1	Ingram Micro Inc. 2011 Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.
Date: June 9, 2011	By:	/s/ Larry C. Boyd
		Name:	Larry C. Boyd
		Title:	Executive Vice President, Secretary and General Counsel

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